EXHIBIT 32.1
CERTIFICATION OF PERIOD REPORT
In connection with the Annual Report on Form 10-K of Viper Energy Partners LP (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Travis D. Stice, Chief Executive Officer of Viper Energy Partners GP LLC, the general partner of Viper Energy Partners LP, and Teresa L. Dick, Chief Financial Officer of Viper Energy Partners GP LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	February 25, 2021	/s/ Travis D. Stice
Travis D. Stice
Chief Executive Officer
Viper Energy Partners GP LLC
(as general partner of Viper Energy Partners LP)

Date:	February 25, 2021	/s/ Teresa L. Dick
Teresa L. Dick
Chief Financial Officer
Viper Energy Partners GP LLC
(as general partner of Viper Energy Partners LP)